FILED
In the Office of the
Secretary of State of Texas

AUG 05 1993

Corporations Section

ARTICLES OF INCORPORATION

OF

LARIAT SERVICES, INC.

I, the undersigned natural person of the age of eighteen (18) years or more, a citizen of the State of Texas, acting as incorporator of a corporation under the Texas Business Corporation Act, do hereby adopt the following Articles of Incorporation for such corporation.

ARTICLE ONE

The name of the corporation is LARIAT SERVICES, INC.

ARTICLE TWO

The period of its duration is perpetual.

ARTICLE THREE

The purpose or purposes for which the corporation is organized are:

> to transact any or all lawful business for which corporations may be organized under the Texas Business Corporation Act.

ARTICLE FOUR

The aggregate number of shares which the corporation shall have authority to issue is 1,000,000 shares at the par value of $1.00 each.

ARTICLE FIVE

The corporation will not commence business until it has received for the issuance of its shares consideration of the value of ONE THOUSAND AND NO/100 DOLLARS ($1,000.00).

ARTICLE SIX

The address of its registered office is 3901 S. Bell, Amarillo, TX 79109, and the name of its registered agent at such address is AMY E. MITCHELL.

ARTICLE SEVEN

The number of initial directors is one (1), and the name and address of the director is:

Malone Mitchell, 3rd
3901 S. Bell
Amarillo, TX 79109

ARTICLE EIGHT

The name and address of the incorporator is:

Ken Greer, Jr.
421 W. Concho
San Angelo, Texas 76903

KEN GREER, JR., Incorporator

SWORN TO on August 4, 1993, by the above named incorporator.

SANDY GOLOVACH
Notary Public
STATE OF TEXAS
My Comm. Exp. 02/23/95

Sandy Golovach
Notary Public, State of Texas

CEB-CH

The State of Texas

Secretary of State

CERTIFICATE OF INCORPORATION

OF

LARIAT SERVICES, INC.
CHARTER NUMBER 01280537

THE UNDERSIGNED, AS SECRETARY OF STATE OF THE STATE OF TEXAS, HEREBY CERTIFIES THAT THE ATTACHED ARTICLES OF INCORPORATION FOR THE ABOVE NAMED CORPORATION HAVE BEEN RECEIVED IN THIS OFFICE AND ARE FOUND TO CONFORM TO LAW.

ACCORDINGLY, THE UNDERSIGNED, AS SECRETARY OF STATE, AND BY VIRTUE OF THE AUTHORITY VESTED IN THE SECRETARY BY LAW, HEREBY ISSUES THIS CERTIFICATE OF INCORPORATION.

ISSUANCE OF THIS CERTIFICATE OF INCORPORATION DOES NOT AUTHORIZE THE USE OF A CORPORATE NAME IN THIS STATE IN VIOLATION OF THE RIGHTS OF ANOTHER UNDER THE FEDERAL TRADEMARK ACT OF 1946, THE TEXAS TRADEMARK LAW, THE ASSUMED BUSINESS OR PROFESSIONAL NAME ACT OR THE COMMON LAW.

DATED AUG. 5, 1993
EFFECTIVE AUG. 5, 1993

John Hannah Jr
Secretary of State